Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
June 30, 2016

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Geographic Diversification

Consolidated Properties

As of June 30, 2016
State	# of Centers	GLA	% of GLA
South Carolina	5	1,598,375	13%
New York	2	1,478,808	12%
Pennsylvania	3	867,460	7%
Georgia	2	692,478	6%
Michigan	2	671,539	6%
Texas	2	643,497	5%
Connecticut	2	601,512	5%
Alabama	1	556,984	5%
Delaware	1	556,405	5%
North Carolina	3	505,123	4%
New Jersey	1	489,706	4%
Tennessee	1	448,335	4%
Ohio	1	411,776	3%
Arizona	1	410,673	3%
Missouri	1	329,861	3%
Mississippi	1	320,337	3%
Utah	1	319,661	3%
Louisiana	1	318,666	3%
Iowa	1	276,331	2%
New Hampshire	1	245,698	2%
Maryland	1	198,840	2%
Total	34	11,942,065	100%
Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Savannah, GA	1	419,197	50.00%
Charlotte, NC	1	397,839	50.00%
Columbus, OH	1	355,220	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	338,786	50.00%
Ottawa, ON	1	316,494	50.00%
Cookstown, ON	1	308,517	50.00%
Bromont, QC	1	161,307	50.00%
Saint-Sauveur, QC	1	115,771	50.00%
Total	9	2,765,836

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Property Summary - Occupancy at End of Each Period Shown

Consolidated properties
Location	Total GLA 6/30/16	% Occupied 6/30/16		% Occupied 3/31/16		% Occupied 12/31/15		% Occupied 9/30/15		% Occupied 6/30/15
Deer Park, NY	749,074	96%		96%		95%		95%		94%
Riverhead, NY	729,734	99%		99%		99%		98%		97%
Foley, AL	556,984	96%		94%		96%		93%		96%
Rehoboth Beach, DE	556,405	100%		99%		100%		100%		99%
Atlantic City, NJ	489,706	92%		91%		91%		94%		95%
San Marcos, TX	465,697	98%		98%		98%		98%		95%
Sevierville, TN	448,335	99%		100%		100%		100%		100%
Myrtle Beach Hwy 501, SC	425,247	97%		96%		95%		97%		98%
Jeffersonville, OH	411,776	98%		98%		100%		99%		97%
Glendale, AZ (Westgate)	410,673	97%		N/A		N/A		N/A		N/A
Myrtle Beach Hwy 17, SC	402,797	100%		98%		100%		99%		100%
Charleston, SC	382,117	98%		98%		99%		99%		99%
Pittsburgh, PA	372,958	100%		100%		100%		100%		99%
Commerce, GA	371,408	99%		94%		97%		97%		96%
Grand Rapids, MI	357,080	94%		94%		95%		93%		N/A
Branson, MO	329,861	100%		100%		100%		100%		99%
Locust Grove, GA	321,070	100%		100%		100%		100%		99%
Southaven, MS	320,337	96%		97%		96%		N/A		N/A
Park City, UT	319,661	97%		98%		100%		99%		99%
Mebane, NC	318,910	97%		98%		100%		95%		100%
Gonzales, LA	318,666	98%		98%		99%		100%		100%
Howell, MI	314,459	92%		92%		94%		94%		93%
Mashantucket, CT (Foxwoods)	311,614	96%		96%		95%		94%		91%
Westbrook, CT	289,898	87%		92%		94%		93%		95%
Williamsburg, IA	276,331	97%		95%		99%		99%		97%
Hershey, PA	247,500	100%		99%		100%		98%		95%
Lancaster, PA	247,002	97%		97%		99%		99%		99%
Tilton, NH	245,698	97%		97%		98%		98%		96%
Hilton Head II, SC	206,544	94%		95%		97%		95%		95%
Ocean City, MD	198,840	81%		79%		79%		99%		99%
Hilton Head I, SC	181,670	97%		97%		97%		97%		100%
Terrell, TX	177,800	98%		98%		98%		97%		95%
Blowing Rock, NC	104,052	99%		100%		100%		100%		97%
Nags Head, NC	82,161	100%		97%		97%		100%		100%
Barstow, CA (2)	N/A	N/A		N/A		N/A		100%		100%
Fort Myers, FL (2)	N/A	N/A		N/A		91%		90%		91%
Kittery I, ME(2)	N/A	N/A		N/A		N/A		N/A		100%
Kittery II, ME(2)	N/A	N/A		N/A		N/A		N/A		92%
Tuscola, IL(2)	N/A	N/A		N/A		N/A		N/A		88%
West Branch, MI(2)	N/A	N/A		N/A		N/A		N/A		88%
Total	11,942,065	97%	(1)	97%	(1)	98%	(1),(3)	97%	(1),(4)	97%	(1)

(1)	Excludes the occupancy rate at our Foxwoods, Grand Rapids and Southaven centers which opened during the second, third and fourth quarters of 2015, respectively, and have not yet stabilized.

(2)	Sold the Kittery I, Kittery II, Tuscola, and West Branch centers in September 2015, sold the Barstow center in October 2015 and sold Fort Myers center in January 2016.

(3)	Excludes the occupancy rate of the Fort Myers center which was sold on January 12, 2016.

(4)	Excludes the occupancy rate at our Barstow center which was sold on October 5, 2015.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Unconsolidated joint venture properties
Location	Total GLA 6/30/16	% Occupied 6/30/16		% Occupied 3/31/16	% Occupied 12/31/15	% Occupied 9/30/15	% Occupied 6/30/15
Savannah, GA	419,197	99%		99%	99%	99%	96%
Charlotte, NC	397,839	97%		98%	99%	99%	99%
Columbus, OH (1)	355,220	95%		N/A	N/A	N/A	N/A
Texas City, TX (Galveston/Houston)	352,705	99%		97%	99%	99%	100%
National Harbor, MD	338,786	98%		99%	99%	99%	99%
Ottawa, ON	316,494	95%		95%	97%	97%	95%
Cookstown, ON	308,517	99%		99%	100%	100%	93%
Bromont, QC	161,307	72%		74%	75%	74%	74%
Saint-Sauveur, QC	115,771	97%		97%	97%	97%	97%
Glendale, AZ (Westgate) (2)	N/A	N/A		96%	100%	100%	99%
Total	2,765,836	96%	(3)	96%	98%	97%	96%

(1)	Center opened in June 2016.

(2)	The Company acquired our partners' interest in the Westgate outlet center on June 30, 2016. The center is now reported above in the section labeled consolidated properties.

(3)	Excludes the occupancy rate at our Columbus center which opened on June 24, 2016 and has not yet stabilized.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Portfolio Occupancy at the End of Each Period (1)

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Average Tenant Sales Per Square Foot by Outlet Center Ranking As of June 30, 2016(1)

			12 Months	Period End	Sq Ft	% of	% of Portfolio NOI, as
Ranking (2)			SPSF	Occupancy	(thousands)	Square Feet	adjusted (3)
Consolidated Centers
Centers 1 - 5			$529	98%	2,803	26%	33%
Centers 6 - 10			$441	99%	1,472	13%	13%
Centers 11 - 15			$397	97%	1,622	15%	15%
Centers 16 - 20			$357	97%	1,791	16%	17%
Centers 21 - 25			$311	95%	1,785	16%	13%
Centers 26 - 31			$273	95%	1,480	14%	9%

			Cumulative	Cumulative	Cumulative	Cumulative	Cumulative % of Portfolio
			12 Months	Period End	Sq Ft	% of	NOI, as
Ranking (2)			SPSF	Occupancy	(thousands)	Square Feet	adjusted (3)
Consolidated Centers
Centers 1 - 5			$529	98%	2,803	26%	33%
Centers 1 - 10			$495	98%	4,275	39%	46%
Centers 1 - 15			$466	98%	5,897	54%	61%
Centers 1 - 20			$438	98%	7,688	70%	78%
Centers 1 - 25			$415	97%	9,473	86%	91%
Centers 1 - 31			$395	97%	10,953	100%	100%

Unconsolidated centers (4)			$398	98%	1,509	n/a	n/a

(1)
Sales are based on reports by retailers leasing outlet center stores for the trailing 12 months for tenants which have occupied such stores for a minimum of 12 months. Sales per square foot are based on all stores less than 20,000 square feet in size. Centers are ranked by sales per square foot for the twelve months ended June 30, 2016.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Mebane, NC	Rehoboth Beach, DE	Riverhead, NY	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Glendale, AZ	Lancaster, PA	Myrtle Beach 17, SC	Nags Head, NC
	Centers 11 - 15:	Atlantic City, NJ	Charleston, SC	Hershey, PA	Hilton Head I, SC	Locust Grove, GA
	Centers 16 - 20:	Gonzales, LA	Howell, MI	Park City, UT	Pittsburgh, PA	San Marcos, TX
	Centers 21 - 25:	Commerce, GA	Foley, AL	Jeffersonville, OH	Ocean City, MD	Tilton, NH
	Centers 26 - 31:	Blowing Rock, NC	Hilton Head II, SC	Myrtle Beach 501, SC	Terrell, TX	Westbrook, CT	Williamsburg, IA

	Excludes outlet centers not open for 12 full calendar months and the Mashantucket, CT (Foxwoods) center which opened in the second quarter of 2015 and has not yet stabilized.

(3)
Based on the Company’s forecast of 2016 Portfolio NOI (see Non-GAAP Definitions), as adjusted to include the Glendale, AZ (Westgate) center, which became a wholly-owned property on June 30, 2016. The Company’s forecast is based on management’s estimates as of June 30, 2016 and may be considered a forward-looking statement which is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	National Harbor, MD	Savannah, GA	Texas City, TX

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Major Tenants (1)

Ten Largest Tenants as of June 30, 2016
Tenant	# of Stores	GLA	% of Total GLA
The Gap, Inc.	86	914,368	7.7%
Ascena Retail Group, Inc.	138	839,921	7.0%
Nike, Inc.	38	404,413	3.4%
PVH Corp.	65	390,892	3.3%
V. F. Corporation	38	343,807	2.9%
Ralph Lauren Corporation	36	338,266	2.8%
G-III Apparel Group, Ltd.	65	304,111	2.5%
Carter's, Inc.	59	262,388	2.2%
Adidas AG	36	226,469	1.9%
Hanes Brands	40	221,229	1.9%
Total of All Listed Above	601	4,245,864	35.6%

(1)	Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Lease Expirations as of June 30, 2016

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Leasing Activity (1) (2)

	3/31/2016	6/30/2016	9/30/2016	12/31/2016	Year to Date	Prior Year to Date(3)
Re-tenanted Space :
Number of leases	63	35			98	95
Gross leasable area	188,245	113,911			302,156	356,268
New initial base rent per square foot	$29.80	$27.62			$28.98	$28.30
Prior expiring base rent per square foot	$25.95	$25.87			$25.92	$24.67
Percent increase	14.8%	6.8%			11.8%	14.7%

New straight line base rent per square foot	$32.84	$30.54			$31.97	$31.86
Prior straight line base rent per square foot	$25.19	$24.67			$25.00	$24.35
Percent increase	30.4%	23.8%			27.9%	30.8%

Renewed Space:
Number of leases	166	34			200	215
Gross leasable area	762,300	171,736			934,036	1,017,883
New initial base rent per square foot	$24.69	$24.86			$24.72	$25.20
Prior expiring base rent per square foot	$22.78	$23.50			$22.91	$22.43
Percent increase	8.4%	5.8%			7.9%	12.4%

New straight line base rent per square foot	$25.91	$26.18			$25.96	$26.72
Prior straight line base rent per square foot	$21.96	$22.82			$22.12	$21.79
Percent increase	18.0%	14.7%			17.4%	22.6%

Total Re-tenanted and Renewed Space (3):
Number of leases	229	69			298	310
Gross leasable area	950,545	285,647			1,236,192	1,374,151
New initial base rent per square foot	$25.70	$25.96			$25.76	$26.00
Prior expiring base rent per square foot	$23.41	$24.45			$23.65	$23.01
Percent increase	9.8%	6.2%			8.9%	13.0%

New straight line base rent per square foot	$27.28	$27.92			$27.43	$28.05
Prior straight line base rent per square foot	$22.60	$23.56			$22.82	$22.45
Percent increase	20.7%	18.5%			20.2%	24.9%

(1)	Excludes unconsolidated outlet centers. See table on page 4.

(2)
All 2016 information excludes the outlet center in Fort Myers, FL, which was sold on January 12, 2016 and includes the Westgate outlet center, which is consolidated as of June 30, 2016 due to our acquisition of our partners' interest.

(3)	All 2015 information excludes the outlet centers in Kittery I & II, ME; Tuscola, IL; and West Branch, MI, which were sold on September 30, 2015, and Barstow, CA, which was sold on October 5, 2015.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

External Growth Pipeline Summary as of June 30, 2016

Project/Market	Projected Opening	Approx Size in Sq Ft (000s)	Est Total Net Cost (millions)	Cost to Date (millions)	Tanger Ownership Percentage	Est Total Construction Loan (millions)	Amount Drawn (millions)	Est Future Tanger Capital Requirement (millions)	Projected Stabilized Yield

Under construction:
New Developments
Daytona Beach, FL	November 2016	352	91.3	41.9	100%	—	—	49.4	9.5% - 10.5%
Total New Developments		352	$91.3	$41.9		$—	$—	$49.4

The company's estimates, projections and judgments with respect to projected opening date, approximate size, estimated total net cost, Tanger ownership percentage, estimated total construction loan, estimated future Tanger capital requirement and projected stabilized yield for new development and expansion projects are subject to adjustment prior to and during the development process. Estimated total net cost shown net of outparcel sales and public financing. There are risks inherent to real estate development, some of which are not under the direct control of the company. Please refer to the company's filings with the Securities and Exchange Commission on Form10-K and Form 10-Q for a discussion of these risks.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Consolidated Balance Sheets (dollars in thousands)

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Assets
Rental property
Land	$254,809	$235,622	$240,267	$225,306	$217,994
Buildings, improvements and fixtures	2,377,765	2,219,955	2,249,417	2,173,499	2,078,946
Construction in progress	61,038	42,287	23,533	63,445	95,167
	2,693,612	2,497,864	2,513,217	2,462,250	2,392,107
Accumulated depreciation	(769,777)	(749,325)	(748,341)	(727,921)	(699,836)
Total rental property, net	1,923,835	1,748,539	1,764,876	1,734,329	1,692,271
Cash and cash equivalents	27,107	18,877	21,558	20,661	16,949
Restricted cash	—	—	121,306	42,904	—
Rental property held for sale	—	—	—	19,286	46,862
Investments in unconsolidated joint ventures	210,486	218,732	201,083	197,964	212,939
Deferred lease costs and other intangibles, net	133,578	123,404	127,089	130,390	133,909
Prepaids and other assets	84,346	81,054	78,913	74,577	74,393
Total assets (a)	$2,379,352	$2,190,606	$2,314,825	$2,220,111	$2,177,323
Liabilities and Equity
Liabilities
Debt
Senior, unsecured notes, net	$789,991	$789,635	$789,285	$788,930	$788,577
Unsecured term loans, net	321,980	258,540	265,832	265,674	265,500
Mortgages payable, net	235,215	167,603	310,587	280,594	275,463
Unsecured lines of credit, net	255,661	259,890	186,220	193,338	173,533
Total debt (a)	1,602,847	1,475,668	1,551,924	1,528,536	1,503,073
Accounts payable and accruals	62,658	67,608	97,396	90,506	83,787
Deferred financing obligation	—	—	28,388	28,388	28,388
Other liabilities	53,433	31,758	31,085	31,405	30,639
Total liabilities	1,718,938	1,575,034	1,708,793	1,678,835	1,645,887
Commitments and contingencies	—	—	—	—	—
Equity
Tanger Factory Outlet Centers, Inc.
Common shares	960	961	959	958	958
Paid in capital	811,853	808,779	806,379	802,638	798,587
Accumulated distributions in excess of net income	(153,465)	(195,654)	(195,486)	(256,180)	(272,948)
Accumulated other comprehensive loss	(32,090)	(29,814)	(36,715)	(33,943)	(22,470)
Equity attributable to Tanger Factory Outlet Centers, Inc.	627,258	584,272	575,137	513,473	504,127
Equity attributable to noncontrolling interests
Noncontrolling interests in Operating Partnership	32,996	30,711	30,309	27,207	26,712
Noncontrolling interest in other consolidated partnerships	160	589	586	596	597
Total equity	660,414	615,572	606,032	541,276	531,436
Total liabilities and equity	$2,379,352	$2,190,606	$2,314,825	$2,220,111	$2,177,323

(a)
In accordance with recent accounting guidance, "Simplifying the Presentation of Debt Issuance Costs", our deferred debt origination costs and related accumulated amortization previously recorded in the line item “deferred debt origination costs, net” have been reclassified from assets to the respective debt line items within the liabilities section in the consolidated balance sheet as of December 31, 2015.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Consolidated Statements of Operations (dollars and shares in thousands)

		Three Months Ended				YTD
	6/30/16	3/31/16	12/31/15	9/30/15	6/31/15	6/30/16	6/30/15
Revenues
Base rentals	$75,003	$72,623	$73,889	$75,841	$72,329	$147,626	$139,958
Percentage rentals	2,326	2,150	3,261	2,625	2,042	4,476	4,271
Expense reimbursements	30,754	33,242	32,653	30,542	29,909	63,996	63,273
Management, leasing and other services	1,332	1,121	1,163	1,253	1,727	2,453	3,010
Other income	1,918	1,669	1,835	2,645	1,729	3,587	3,150
Total revenues	111,333	110,805	112,801	112,906	107,736	222,138	213,662
Expenses
Property operating	35,012	37,874	37,582	36,231	34,958	72,886	72,690
General and administrative	11,675	11,565	10,038	11,514	11,612	23,240	22,917
Depreciation and amortization	26,306	26,567	26,890	28,785	24,272	52,873	48,261
Total expenses	72,993	76,006	74,510	76,530	70,842	148,999	143,868
Operating income	38,340	34,799	38,291	36,376	36,894	73,139	69,794
Other income/(expense)
Interest expense	(13,800)	(14,884)	(14,078)	(13,933)	(13,088)	(28,684)	(26,177)
Gain on sale of assets and interests in unconsolidated entities	—	4,887	86,506	20,215	—	4,887	13,726
Gain on previously held interest in acquired joint venture	49,258	—	—	—	—	49,258	—
Other nonoperating income (expense)	38	316	62	89	(493)	354	(187)
Income before equity in earnings of unconsolidated joint ventures	73,836	25,118	110,781	42,747	23,313	98,954	57,156
Equity in earnings of unconsolidated joint ventures	3,466	3,499	3,182	3,713	2,046	6,965	4,589
Net income	77,302	28,617	113,963	46,460	25,359	105,919	61,745
Noncontrolling interests in Operating Partnership	(3,897)	(1,444)	(5,799)	(2,364)	(1,313)	(5,341)	(3,168)
Noncontrolling interests in other consolidated partnerships	12	(23)	(32)	(21)	435	(11)	416
Net income attributable to Tanger Factory Outlet Centers, Inc.	73,417	27,150	108,132	44,075	24,481	100,567	58,993
Allocation to participating securities	(725)	(294)	(1,198)	(494)	(308)	(1,019)	(716)
Net income available to common shareholders	$72,692	$26,856	$106,934	$43,581	$24,173	$99,548	$58,277
Basic earnings per common share
Net income	$0.76	$0.28	$1.13	$0.46	$0.26	$1.05	$0.62
Diluted earnings per common share
Net income	$0.76	$0.28	$1.13	$0.46	$0.26	$1.04	$0.62
Weighted average common shares
Basic	95,124	94,944	94,768	94,746	94,741	95,034	94,639
Diluted	95,375	95,003	94,827	94,799	94,795	95,265	94,705

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Unconsolidated Joint Venture Information (1)

The following table details certain information as of June 30, 2016, except for Net Operating Income ("NOI") which is for the six months ended June 30, 2016, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger's Ownership %	Square Feet	Tanger's Share of Total Assets	Tanger's Share of NOI	Tanger's Share of Net Debt (2)
Charlotte	Charlotte, NC	50.0%	397,839	$43.2	$3.6	$44.8

Columbus (3)	Columbus, OH	50.0%	355,220	43.4	(0.1)	—

Galveston/Houston	Texas City, TX	50.0%	352,705	29.8	2.3	32.4

National Harbor	National Harbor, MD	50.0%	338,786	49.0	2.7	43.0

RioCan Canada (4)	Various	50.0%	902,089	133.7	3.2	5.9

Savannah (5)	Savannah, GA	50.0%	419,197	97.1	6.7	47.8

Total				$396.2	$18.4	$173.9

(1)	Excludes the Westgate joint venture as we acquired our partners' interest in the center on June 30, 2016. Our share of the joint venture's NOI for the six months ended June 30, 2016 was $3.0 million.

(2)	Net of debt origination costs and premiums

(3)	Center opened in June 2016.

(4)
Includes a 161,307 square foot center in Bromont, Quebec; a 308,517 square foot center in Cookstown, Ontario; a 316,494 square foot center in Ottawa, Ontario; a 115,771 square foot center in Saint-Sauveur, Quebec; as well as due diligence costs for additional potential sites in Canada.

(5)
Based on capital contribution and distribution provisions in the joint venture agreement, we expect our economic interest in the venture's cash flow to be greater than indicated in the Tanger's Ownership % column, which states our legal interest in this venture. As of June 30, 2016, based upon the liquidation proceeds we would receive from a hypothetical liquidation of our investment based on depreciated book value, our estimated economic interest in the venture was approximately 98%. Our economic interest may fluctuate based on a number of factors, including mortgage financing, partnership capital contributions and distributions, and proceeds from gains or losses of asset sales.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Debt Outstanding Summary (dollars in thousands)

As of June 30, 2016
	Principal Balance	Stated Interest Rate	Effective(1) Interest Rate	Maturity Date
Unsecured debt:
Unsecured lines of credit (2)	$259,200	LIBOR + 0.90%		10/29/2019
2020 Senior unsecured notes	300,000	6.125%	6.219%	6/1/2020
2023 Senior unsecured notes	250,000	3.875%	4.076%	12/1/2023
2024 Senior unsecured notes	250,000	3.75%	3.819%	12/1/2024
Unsecured term loan (3)	325,000	LIBOR + 0.95%		4/13/2021
Net debt discounts and debt origination costs	(16,568)
Total unsecured debt	$1,367,632
Secured mortgage debt:
Atlantic City, NJ (4)	$41,911	5.14% - 7.65%	5.05%	11/15/2021 - 12/8/2026
Foxwoods, CT (5)	70,250	LIBOR + 1.65%		12/5/2017
Southaven, MS (6)	58,989	LIBOR + 1.75%		4/29/2018
Westgate, AZ (7)	62,000	LIBOR + 1.75%		6/27/2017
Debt premium and debt origination costs	2,065
Total secured mortgage debt	$235,215
Tanger's share of unconsolidated JV debt:
Charlotte (8)	$45,000	LIBOR + 1.45%		11/24/2018
Galveston/Houston (9)	32,500	LIBOR + 1.50%		7/1/2017
National Harbor (10)	43,500	LIBOR + 1.65%		11/13/2019
RioCan Canada(11)	5,610	5.75%	4.18%	5/10/2020
Savannah (12)	48,469	LIBOR + 1.65%		5/21/2017
Debt premium and debt origination costs	(1,134)
Total Tanger's share of unconsolidated JV debt	$173,945

(1)	The effective interest rate excludes interest rate swap agreements that fix the base LIBOR rate at an average of 1.16% on notional amounts aggregating $325.0 million as follows:

(a)
Interest rate swaps entered into in October 2013 to hedge our variable interest rate exposure on notional amounts aggregating $150.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.30% through August 14, 2018, and

(b)
Interest rate swaps entered into in April 2016 to hedge our variable interest rate exposure on notional amounts aggregating $175.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.03% through January 1, 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

(2)
The company has an unsecured, syndicated credit line with a borrowing capacity totaling $500.0 million and a separate cash management line of credit with a borrowing capacity of $20.0 million with one of the participants in the syndication. The syndicated credit line may be increased to $1.0 billion through an accordion feature in certain circumstances. The unsecured lines of credit have an expiration date of October 29, 2019 with an option for a one year extension.

(3)
On April 13, 2016, the company amended the unsecured term loan to increase the size of the loan from $250 million to $325 million, extend the maturity date from February 23, 2019 to April 13, 2021, and reduce the LIBOR spread from LIBOR plus 105 basis points to LIBOR plus 95 basis points. The additional loan proceeds of $75 million were used to pay down balances under the Operating Partnership's unsecured lines of credit.

(4)	Represents mortgages assumed in the acquisition of this property.

(5)	Represents a mortgage loan with the ability to borrow up to $70.3 million. The loan initially matures on December 5, 2017, with two one -year extension options.

(6)
Represents a mortgage loan with the ability to borrow up to $60.0 million. The loan initially matures on April 29, 2018, with one two-year extension option. The additional $1.0 million is available to fund the remaining construction costs to complete the center which opened in November 2015.

(7)	Represents a mortgage loan with with the ability to borrow up to $62.0 million. On April 1, 2015, the joint venture exercised the option to extend the maturity date of the loan to June 27, 2017.

(8)
Represents a mortgage loan of $90.0 million. The loan initially matures on November 24, 2018, with one one -year extension option. As of June 30, 2016, the principal balance on the loan was $90.0 million.

(9)
Represents a mortgage loan with the ability to borrow up to $70.0 million with a maturity date of July 1, 2017 and the option to extend the maturity for one additional year. As of June 30, 2016, the principal balance on the loan was $65.0 million. The additional $5.0 million is available for future expansion.

(10)	Represents a mortgage loan with with the ability to borrow up to $87.0 million. As of June 30, 2016, the principal balance on the loan was $87.0 million.

(11)
Represents the mortgage assumed related to the acquisition of the Saint-Sauveur, Quebec property by the RioCan co-owners in November 2012. The mortgage has a principal balance of $11.2 million and matures on May 10, 2020.

(12)
Represents a mortgage loan with a with the ability to borrow up to $100.9 million. The mortgage loan has a maturity date of May 21, 2017, with two options to extend the maturity date each for one additional year. As of June 30, 2016, the principal balance on the loan was $96.9 million. The additional $4.0 million is available for future expansion.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Future Scheduled Principal Payments (dollars in thousands)

As of June 30, 2016
Year	Tanger Consolidated Payments	Tanger's Share of Unconsolidated JV Payments	Total Scheduled Payments
2016	$1,442	$134	$1,576
2017	135,258	81,247	216,505
2018	62,172	45,294	107,466
2019 (1)	262,569	43,811	306,380
2020	303,566	4,593	308,159
2021	330,793	—	330,793
2022	4,436	—	4,436
2023	254,768	—	254,768
2024	255,140	—	255,140
2025	1,501	—	1,501
2026 & thereafter	5,705	—	5,705
	$1,617,350	$175,079	$1,792,429
Net debt discounts and debt origination costs	(14,503)	(1,134)	(15,637)
	$1,602,847	$173,945	$1,776,792

(1)	Includes principal balance of $259.2 million outstanding under the company's unsecured lines of credit.
Senior Unsecured Notes Financial Covenants (1)

As of June 30, 2016
	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	50%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	7%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	178%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	5.49	Yes

(1)
For a complete listing of all debt covenants related to the company's Senior Unsecured Notes, as well as definitions of the above terms, please refer to the company's filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations ("FFO") is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with GAAP. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"), of which we are a member. FFO represents net income (loss) (computed in accordance with GAAP) before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization of real estate assets, impairment losses on depreciable real estate of consolidated real estate and after adjustments for unconsolidated partnerships and joint ventures, including depreciation and amortization, and impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Adjusted Funds From Operations ("AFFO"), which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

•	FFO, which includes discontinued operations, may not be indicative of our ongoing operations; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Adjusted Funds From Operations

We present AFFO, as a supplemental measure of our performance. We define AFFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating AFFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of AFFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present AFFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use AFFO when certain material, unplanned transactions occur as a factor in evaluating management's performance and to evaluate the effectiveness of our business strategies, and may use AFFO when determining incentive compensation.

AFFO has limitations as an analytical tool. Some of these limitations are:

•	AFFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	AFFO does not reflect changes in, or cash requirements for, our working capital needs;

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and AFFO does not reflect any cash requirements for such replacements;

•	AFFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate AFFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, AFFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using AFFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution ("FAD") is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of share-based compensation, straight line rent amounts, market rent amounts, less 2nd generation tenant allowances, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center NOI

We present portfolio net operating income ("Portfolio NOI") and same center net operating income ("Same Center NOI") as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization and gains or losses on the sale of outparcels recognized during the periods presented. Same Center NOI is calculated using Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, renovated or subject to a material non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because it provides a performance measure directly related to the revenues and expenses involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income, FFO or AFFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Non-GAAP Pro Rata Balance Sheet and Income Statement

The pro rata balance sheet and pro rata income statement data is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement data reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table found earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts shown in the column labeled “Consolidated” were prepared on a basis consistent with the Company’s consolidated financial statements as filed with the SEC on the most recent Form 10-Q or 10-K, as applicable. The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial statements has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•	Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Reconciliation of Net Income to FFO and AFFO (dollars and shares in thousands):

		Three Months Ended				YTD
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
Net income	$77,302	$28,617	$113,963	$46,460	$25,359	$105,919	$61,745
Adjusted for -
Depreciation and amortization of real estate assets - consolidated	25,937	26,205	26,531	28,428	23,919	52,142	47,556
Depreciation and amortization of real estate assets - unconsolidated joint ventures	5,808	5,339	5,528	5,411	5,038	11,147	9,114
Gain on sale of assets and interests in unconsolidated entities	—	(4,887)	(86,506)	(20,215)	—	(4,887)	(13,726)
Gain on previously held interest in acquired joint venture	(49,258)	—	—	—	—	(49,258)	—
FFO	59,789	55,274	59,516	60,084	54,316	115,063	104,689
FFO attributable to noncontrolling interests in other consolidated partnerships	(12)	(47)	(57)	(45)	412	(59)	370
Allocation to participating securities	(564)	(569)	(625)	(640)	(583)	(1,133)	(1,143)
FFO available to common shareholders (1)	$59,213	$54,658	$58,834	$59,399	$54,145	$113,871	$103,916
As further adjusted for:
Acceleration (reversal) of share-based compensation (2) (3)	—	293	(731)	—	—	293	—
Demolition costs	182	—	—	—	—	182	—
Write-off of debt discount due to repayment of debt prior to maturity (4)	—	882	—	—	—	882	—
Impact of above adjustments to the allocation of earnings to participating securities	(1)	(12)	8	—	—	(13)	—
AFFO available to common shareholders (1)	$59,394	$55,821	$58,111	$59,399	$54,145	$115,215	$103,916
FFO per common share - diluted (1)	$0.59	$0.55	$0.59	$0.59	$0.54	$1.14	$1.04
AFFO per common share - diluted (1)	$0.59	$0.56	$0.58	$0.59	$0.54	$1.15	$1.04

Weighted Average Shares
Basic weighted average common shares	95,124	94,944	94,768	94,746	94,741	95,034	94,639
Effect of notional units	183	—	—	—	—	167	—
Effect of outstanding options and restricted common shares	68	59	59	53	54	64	66
Diluted weighted average common shares (for earnings per share computations)	95,375	95,003	94,827	94,799	94,795	95,265	94,705
Exchangeable operating partnership units	5,053	5,053	5,078	5,078	5,078	5,053	5,078
Diluted weighted average common shares (for FFO and AFFO per share computations) (1)	100,428	100,056	99,905	99,877	99,873	100,318	99,783

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Reconciliation of FFO to FAD (dollars and shares in thousands):

		Three Months Ended				YTD
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
FFO available to common shareholders	$59,213	$54,658	$58,834	$59,399	$54,145	$113,871	$103,916
Adjusted for -
Corporate depreciation excluded above	369	362	359	357	353	731	705
Amortization of finance costs	761	744	835	694	603	1,505	1,202
Amortization of net debt discount (premium)	117	959	191	139	(88)	1,076	(74)
Amortization of share-based compensation	3,654	4,001	3,152	3,994	3,953	7,655	7,566
Straight line rent adjustment	(1,713)	(1,607)	(1,605)	(1,924)	(1,549)	(3,320)	(2,818)
Market rent adjustment	641	663	337	825	383	1,304	1,299
2nd generation tenant allowances	(2,804)	(1,671)	(3,960)	(1,428)	(4,128)	(4,475)	(5,084)
Capital improvements	(8,391)	(3,043)	(1,231)	(3,555)	(4,558)	(11,434)	(7,296)
Adjustments from unconsolidated joint ventures	(504)	(384)	(196)	(506)	(399)	(888)	(878)
FAD available to common shareholders (1)	$51,343	$54,682	$56,716	$57,995	$48,715	$106,025	$98,538
Dividends per share	$0.325	$0.285	$0.285	$0.285	$0.285	$0.610	$0.525
Special dividends per share	—	—	0.210	—	—	—	—
Total dividends per share	$0.325	$0.285	$0.495	$0.285	$0.285	$0.610	$0.525
FFO payout ratio (5)	55%	52%	48%	48%	53%	54%	50%
FAD payout ratio (5)	64%	52%	50%	49%	58%	58%	53%
Diluted weighted average common shares	100,428	100,056	99,905	99,877	99,873	100,318	99,783

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

(2)	Represents restricted shares that vested immediately upon the death of Director Donald Drapkin for the three months ended March 31, 2016 and six months ended June 30, 2016.

(3)
The reversal of certain share-based compensation awards during the three months ended December 31, 2015 previously recognized on awards not expected to vest due to the announcement of the Company’s Chief Financial Officer's retirement in May 2016.

(4)	Due to the January 28, 2016 early repayment of the $150 million mortgage secured by the Deer Park, New York property, which was scheduled to mature August 30, 2018.

(5)	Excludes the special dividend of $0.21 per share paid on January 15, 2016 to holders of record on December 31, 2015.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income	$77,302	$25,359	$105,919	$61,745
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	$(3,466)	$(2,046)	$(6,965)	$(4,589)
Interest expense	13,800	13,088	28,684	26,177
Gain on sale of assets and interests in unconsolidated entities	—	—	(4,887)	(13,726)
Gain on previously held interest in acquired joint venture	(49,258)	—	(49,258)	—
Other nonoperating income (expense)	(38)	493	(354)	187
Depreciation and amortization	26,306	24,272	52,873	48,261
Other non-property income and losses	(379)	(590)	(560)	(1,020)
Demolition Costs	182	—	182	—
Corporate general and administrative expenses	11,448	11,357	22,913	22,622
Non-cash adjustments (1)	(1,049)	(1,142)	(1,971)	(1,471)
Termination rents	(1,487)	(1,698)	(2,042)	(2,836)
Portfolio NOI	73,361	69,093	144,534	135,350
Non-same center NOI (2)	(5,721)	(3,909)	(11,261)	(7,328)
Same Center NOI	$67,640	$65,184	$133,273	$128,022

(1)	Non-cash items include straight-line rent, above and below market rent amortization and gains or losses on outparcel sales.

(2)
Excluded from Same Center NOI: Foxwoods outlet center, which opened in May of 2015; Grand Rapids outlet center, which opened in July of 2015; Southaven outlet center, which opened in November 2015; Kittery I & II, Tuscola and West Branch outlet centers, which were sold in September 2015; Barstow outlet center, which was sold in October 2015; Fort Myers outlet center, which was sold in January 2016; and Glendale outlet center (Westgate), which was acquired in June 2016.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Non-GAAP Pro Rata Balance Sheet as of June 30, 2016 (dollars in thousands)

		Non-GAAP Pro Rata Adjustments
	GAAP Consolidated	Pro Rata Portion Noncontrolling Interests	Pro Rata Portion Unconsolidated Joint Ventures	Non-GAAP Pro Rata Balance Sheet
Assets
Rental property
Land	$254,809	$—	$54,147	$308,956
Buildings, improvements and fixtures	2,377,765	(160)	340,128	2,717,733
Construction in progress	61,038	—	4,221	65,259
	2,693,612	(160)	398,496	3,091,948
Accumulated depreciation	(769,777)	—	(33,644)	(803,421)
Total rental property, net	1,923,835	(160)	364,852	2,288,527
Cash and cash equivalents	27,107	—	12,780	39,887
Investments in unconsolidated joint ventures	210,486	—	(210,486)	—
Deferred lease costs and other intangibles, net	133,578	—	10,005	143,583
Prepaids and other assets	84,346	—	6,546	90,892
Total assets	$2,379,352	$(160)	$183,697	$2,562,889
Liabilities and Equity
Liabilities
Debt
Senior, unsecured notes, net	$789,991	$—	$—	$789,991
Unsecured term loans, net	321,980	—	—	321,980
Mortgages payable, net	235,215	—	173,945	409,160
Unsecured lines of credit, net	255,661	—	—	255,661
Total debt	1,602,847	—	173,945	1,776,792
Accounts payable and accruals	62,658	—	14,308	76,966
Other liabilities	53,433	—	(4,556)	48,877
Total liabilities	1,718,938	—	183,697	1,902,635
Commitments and contingencies	—	—	—	—
Equity
Tanger Factory Outlet Centers, Inc.
Common shares	960	—	—	960
Paid in capital	811,853	—	—	811,853
Accumulated distributions in excess of net income	(153,465)	—	—	(153,465)
Accumulated other comprehensive loss	(32,090)	—	—	(32,090)
Equity attributable to Tanger Factory Outlet Centers, Inc.	627,258	—	—	627,258
Equity attributable to noncontrolling interests
Noncontrolling interests in Operating Partnership	32,996	—	—	32,996
Noncontrolling interest in other consolidated partnerships	160	(160)	—	—
Total equity	660,414	(160)	—	660,254
Total liabilities and equity	$2,379,352	$(160)	$183,697	$2,562,889

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Non-GAAP Pro Rata Statement of Operations year to date June 30, 2016 (dollars in thousands)

		Non-GAAP Pro Rata Adjustments
	GAAP Consolidated	Pro Rata Portion Noncontrolling Interests	Pro Rata Portion Unconsolidated Joint Ventures	Non-GAAP Pro Rata Statement of Operations
Revenues
Base rentals	$147,626	$(6)	$20,682	$168,302
Percentage rentals	4,476	—	1,008	5,484
Expense reimbursements	63,996	(3)	10,933	74,926
Management, leasing and other services	2,453	—	—	2,453
Other income	3,587	—	844	4,431
Total revenues	222,138	(9)	33,467	255,596
Expense
Property operating	72,886	(2)	11,923	84,807
General and administrative	23,240	—	161	23,401
Depreciation and amortization	52,873	(3)	11,102	63,972
Total expenses	148,999	(5)	23,186	172,180
Operating income	73,139	(4)	10,281	83,416
Other income/(expense)
Interest expense	(28,684)	2	(3,363)	(32,045)
Gain on sale of assets and interests in unconsolidated entities	4,887	—	—	4,887
Gain on previously held interest in acquired joint venture	49,258	—	—	49,258
Other nonoperating income (expense)	354	—	2	356
Income before equity in earnings of unconsolidated joint ventures	98,954	(2)	6,920	105,872
Equity in earnings of unconsolidated joint ventures	6,965	(9)	(6,956)	—
Net income	105,919	(11)	(36)	105,872
Noncontrolling interests in Operating Partnership	(5,341)	—	—	(5,341)
Noncontrolling interests in other consolidated partnerships	(11)	11	—	—
Net income attributable to Tanger Factory Outlet Centers, Inc.	100,567	—	(36)	100,531
Allocation to participating securities	(1,019)	—	—	(1,019)
Net income available to common shareholders	$99,548	$—	$(36)	$99,512

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016

Investor Information

Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2016